UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

NEW MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Corporation Park, Suite 250
Irvine, California 92606
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 777-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Completion of Merger with Traffix

On February 4, 2008, New Motion completed the transactions contemplated by that certain Agreement and Plan of Merger executed on September 26, 2007 (the “Merger Agreement”) by and among New Motion, NM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Motion (“Merger Sub”) and Traffix, Inc., a Delaware corporation (“Traffix”) (the “Merger Agreement”) pursuant to which Merger Sub merged with and into Traffix (the “Merger”). As a result of the Merger, Traffix became a wholly-owned subsidiary of New Motion. The Merger was approved by the stockholders of each of New Motion and Traffix on January 31, 2008. In consideration for the Merger, shareholders of Traffix received approximately 0.676 shares of common stock of New Motion for each share of Traffix common stock. In the aggregate, New Motion issued approximately 10,408,000 million shares of New Motion stock to Traffix shareholders. In addition, under the terms of the Merger Agreement, a stock option to purchase shares of Traffix converted into and became an option to purchase New Motion common stock, and New Motion assumed such option in accordance with the terms of the stock option plan or agreement under which that option was issued, subject to an option exchange ratio calculated in accordance with the Merger Agreement.

Appointment of Officers and Directors of New Motion

Immediately following the closing of the Merger, Andrew Stollman, the President of Traffix, was appointed the President of New Motion, and Daniel Harvey, the Chief Financial Officer of Traffix, was appointed the Chief Financial Officer of New Motion. In addition, immediately following the closing of the Merger, Robert Machinist, Andrew Stollman, and Lawrence Burstein, who were each directors of Traffix prior to the closing of the Merger, were appointed to serve on the Board of Directors of New Motion. Each of Robert Machinist and Lawrence Burstein will serve on New Motion’s audit committee and compensation committee, and Mr. Burstein will also serve on New Motion’s nominating and governance committee.

Andrew Stollman

Mr. Stollman, age 42, has been Traffix’s President since November, 2002, Chief Operating Officer from January, 2001 to November, 2002, and Secretary and a director of Traffix since January 1995. From February 2000 until January 2001, Mr. Stollman was also Traffix’s Executive Vice President and from January 1995 until February 2000, he was Senior Vice President. Mr. Stollman was Traffix’s President from September 1993 to December 1994.

Dan Harvey

Mr. Harvey, age 49, has been Traffix’s Chief Financial Officer since January 1997. He joined Traffix in September 1996. From November 1991 to August 1996, he was a Senior Manager with the accounting firm of Feldman, Gutterman, Meinberg & Co. Mr. Harvey is a Certified Public Accountant.

Lawrence Burstein

Mr. Burstein, age 64, has been a director of Traffix since April 1999. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity Venture Capital Associates, Ltd., a private venture capital firm. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity Venture in 1996. Mr. Burstein is a director of several companies, being, respectively, THQ, Inc., engaged in the development and marketing of games for Sony, Microsoft and Nintendo; CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other disposable products, principally for the neonatal market; I.D. Systems Inc., engaged in the design, development and production of a wireless monitoring and tracking system which uses radio frequency technology; Millennium India Acquisition Corp., a public acquisition vehicle engaged in searching for an acquisition in India; and American Telecom Systems, Inc., engaged in the development and marketing of convergent telecommunication services.

Robert B. Machinist

Mr. Machinist, 54, was appointed a director of Traffix in August 2004. Mr. Machinist is currently a managing partner of MCapital, LLC, a private equity investment firm in Rye, New York. He also runs a private family investment company. From November 1998 until December 2001, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. From 1986 through November 1998, Mr. Machinist was president and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business. Mr. Machinist is also a director of Dobi Medical International, Inc., a publicly-held development stage company in the business of advanced medical technology imaging.

Entry into Employment Agreements with Burton Katz and Andrew Stollman

In connection with the closing of the Merger, New Motion entered into employment agreements with each of Mr. Katz, New Motion’s Chief Executive Officer, and Mr. Stollman, which replace their current employment agreements with their respective companies. The employment agreements have a term of three years, subject to earlier termination in accordance with terms of the agreements. A summary of the material terms of the new employment agreements follows:

Title and Salary. Mr. Katz’s title is Chief Executive Officer and Mr. Stollman’s title is President. Each of Mr. Katz and Mr. Stollman will receive a base salary of $425,000 per annum.

Signing Bonus. Upon the execution of his employment agreement, Mr. Stollman received a signing bonus of $250,000, and all options held by Mr. Stollman to purchase equity securities of New Motion (aside from the options discussed below) automatically vested. Upon the execution of Mr. Katz’s employment agreement, all options to purchase equity securities of New Motion held by Mr. Katz (other than stock options to purchase 81,250 shares of common stock of New Motion which were issued to Mr. Katz in February 2007, and the options discussed below) automatically vested.

Annual Bonus. Each executive is also eligible to receive an annual bonus for each calendar year during the term if New Motion’s business operations meet or exceed certain financial performance standards to be determined by New Motion’s Board of Directors.

Benefits. Each of Mr. Katz, Mr. Stollman and their families will be provided with medical, hospitalization, dental, disability and life insurance during the term. New Motion will pay all premiums and other costs associated with such policies. Each executive will also be able to participate in any other compensation plan or other perquisites generally made available to executive officers of the company from time to time.

Stock Options.  Upon the closing of the Merger, each executive was granted an option to purchase 300,000 shares of New Motion’s common stock. The options are exercisable at an exercise price equal to $10.92 per share and expire on February 4, 2018. Except in the event either Mr. Katz or Mr. Stollman is terminated without cause and except in the event of a termination of either Mr. Katz’s or Mr. Stollman’s employment by such executive for good reason, any portion of such executive’s option that remains unvested at the time of termination will be extinguished and cancelled. With respect to each executive officer’s option grant, the option will vest with respect to 100,000 shares of common stock on the first anniversary of the grant date; thereafter, the option will vest with respect to 8,341 shares of common stock on March 31, 2009; thereafter, the option will next vest, with respect to the remaining 191,659 shares of common stock underlying the option in 23 equal installments of 8,333 shares each on the last day of each calendar month during the 23 consecutive months commencing after March 31, 2009.

Restricted Stock Award. Upon the closing of the Merger, New Motion granted to each of Mr. Katz and Mr. Stollman a restricted stock award for 275,000 shares. Except in the event either executive is terminated without cause and except in the event of a termination of Mr. Katz’s or Mr. Stollman’s employment by such executive for good reason, any portion of such executive’s restricted stock award that remains unvested at the time of termination will be forfeited, extinguished and cancelled. With respect to each executive’s restricted stock award, 100,000 shares vest after the closing of trading on the date that the average per share trading price of common stock during any period of ten consecutive trading days following the grant date equals or exceeds $15. The remaining 175,000 shares vest after the closing of trading on the date that the average per share trading price of common stock during any period of ten consecutive trading days equals or exceeds $20.

Long Term Performance Unit Plan. Promptly following the Merger, New Motion will establish and maintain a long term executive compensation plan for the benefit of each of Mr. Katz and Mr. Stollman and the other executive officers of the company. The terms of the plan will be determined by the company’s Board of Directors.

Vacation. Each executive will be entitled to four weeks of vacation per annum.

Payments Upon Termination. If either of Mr. Katz’s or Mr. Stollman’s employment with New Motion is terminated because of death or disability, the company will pay to such executive all base salary and benefits that have accrued through the termination date, and a sum equal to the prorated portion of the annual bonus to which such executive would have been entitled to receive if his employment had continued until the end of the employment year in which his death or disability occurred.

If either executive’s employment is terminated for cause or if either executive voluntarily terminates his employment other than for good reason, the company will pay or provide to such executive all base salary and benefits which have accrued through the termination date.

If either executive’s employment is terminated by such executive for good reason, or by New Motion other than for cause, New Motion will pay to such executive all base salary and benefits which have accrued through the termination date, a one time payment equal to the sum of (i) two times the base salary and (ii) two times an amount equal to the average of the annual bonus amounts received by such executive under his agreement for the two years prior to such termination, as well as coverage under the employee benefit plans described above until the earlier of the second anniversary of such termination or executive’s eligibility to receive such benefits from a new employer. In addition, if either executive’s employment is terminated by executive for good reason, or by New Motion other than for cause, all stock options and other equity awards granted to such executive pursuant to his employment agreement (other than options and awards which vest upon achievement of performance objectives) shall automatically vest, and remain exercisable for a period of one year after such termination.

Ancillary Agreements. As partial consideration for New Motion executing the employment agreement with Mr. Stollman, and paying to Mr. Stollman the signing bonus outlined above, Mr. Stollman entered into a General Release with New Motion and Traffix. The General Release releases Traffix and New Motion and their affiliates from all claims Mr. Stollman may have against the companies and their affiliates that arose prior to the closing of the Merger, except any claims that Mr. Stollman may have against Traffix for indemnification.

As further consideration for New Motion entering into the employment agreements with the executives, each of Mr. Katz and Mr. Stollman entered into a Non-Competition, Non Solicitation and Proprietary Information agreement with the company, pursuant to which, among other things, each executive agrees to refrain from competing against New Motion in accordance with the terms set forth therein.

Entry into Release, Non-Competition and Consulting Agreements with Jeffrey Schwartz

In connection with the closing of the Merger, Jeffrey Schwartz resigned from his position as the Chairman and Chief Executive Officer of Traffix and entered into a Consulting Agreement with New Motion which expires on February 4, 2010, unless terminated earlier pursuant to its terms. During the term of the agreement, Mr. Schwartz agrees to consult with the management of New Motion regarding the general strategic direction of the company and the marketing and development of New Motion’s products and services. As consideration for his services under the consulting agreement, Mr. Schwartz will be paid a base fee of $200,000 per annum. He will also receive the same benefits he enjoyed as the Chairman and CEO of Traffix, including an automobile allowance, reimbursement for certain professional fees, and reimbursement for the cost of maintaining health and dental insurance.

Also at the close of the Merger, Mr. Schwartz entered into a Non-Competition, Non Solicitation and Proprietary Information agreement with the company, pursuant to which, among other things, he agreed to refrain from competing against New Motion in accordance with the terms set forth therein.  In addition, upon the closing of the Merger, Mr. Schwartz entered into a General Release with New Motion which releases Traffix and New Motion and their affiliates from all claims Mr. Schwartz may have against the company and its affiliates that arose prior to the closing of the Merger. The agreement also releases Mr. Schwartz from all claims that New Motion and its affiliates may have against Mr. Schwartz that arose prior to the closing of the Merger.

As consideration for Mr. Schwartz’s entry into the aforementioned agreements, the company paid $1,500,000 to Mr. Schwartz at the close of the Merger.

Resignation of Officers and Directors of New Motion

Effective upon the closing of the Merger, Allan Legator resigned as New Motion’s Chief Financial Officer and Raymond Musci resigned as New Motion’s President. However, each of Mr. Musci and Mr. Legator will remain with New Motion, with Mr. Musci becoming the Executive Vice President of Corporate Development and Mr. Legator becoming Vice President of Human Resources.

In addition, effective upon closing of the Merger, each of Gil Klier, Drew Larner and Barry Regenstein resigned from their positions as members of the Board of Directors of New Motion. In connection with their resignation and in recognition of their service to New Motion, the board of directors will modify the equity grants held by each of these individuals so that any options to purchase New Motion common stock held by each of Mr. Klier, Mr. Larner and Mr. Regenstein immediately prior to the closing to the Merger will become fully vested and the time period these individuals have to exercise any stock option will be extended to the end of the term of each such option.

Unregistered Sales of Equity Securities

The offer and sale of the restricted shares to Mr. Stollman is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as such securities were sold to an accredited investor, without a view to distribution and were not sold through any general solicitation or advertisement. Mr. Stollman acknowledges that such securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Commission or with any state securities commission.

Item 8.01 Other Events

            On February 4, 2008, New Motion issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the transactions contemplated by the Merger Agreement.

Item 9.01. Financial Statements and Exhibits

(a) The financial statements required by this item will be filed by amendment not later than 71 calendar days after February 8, 2008.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release issued by New Motion, Inc., dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOTION, INC.
(Registrant)

Date: February 8, 2008	/s/ Daniel Harvey
Daniel Harvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by New Motion, Inc., dated February 4, 2008.